Exhibit 99.1

Filed by Gran Tierra Energy, Inc.
Pursuant to Rule 425 Under the Securities Act of 1933
and Deemed Filed pursuant to Rule 14a-12 of the
Securities Exchange Act of 1934

Subject: Solana Resources Limited

Gran Tierra Energy Inc.	Solana Resources Limited	Al Palombo
Dana Coffield	J. Scott Price	Cameron Associates
President & Chief Executive Officer	President & Chief Executive Officer	Investor Relations
(800) 916-4873	(403) 770-1822	(212) 554-5488
info@grantierra.com	jsp@solanaresources.com	al@cameronassoc.com

GRAN TIERRA ENERGY AND SOLANA RESOURCES SIGN AGREEMENT TO COMBINE TO CREATE A PREMIER INTERNATIONAL OIL AND GAS EXPLORATION AND PRODUCTION COMPANY

Companies to Host Joint Investor Conference Call on Tuesday July 29, 2008 at 11:00 a.m. Eastern

CALGARY, Alberta, July 29, 2008, Gran Tierra Energy Inc. (AMEX:GTE; TSX: GTE) and Solana Resources Limited (TSX-V: SOR; AIM: SORL) announced today that they have entered into a definitive agreement providing for the business combination of Gran Tierra Energy Inc. and Solana Resources Limited. The transaction is expected to create an exploration and production company with a significantly increased operating scale and balance sheet.

Mr. Dana Coffield, President and Chief Executive Officer of Gran Tierra, will continue as the President and Chief Executive Officer of the combined company, while Mr. J. Scott Price, President and Chief Executive Officer of Solana, will join the board of directors of the combined company. The board of directors will be comprised of seven members including the current directors of Gran Tierra: Jeffrey Scott, Walter Dawson, Verne Johnson, Nick Kirton, and Dana Coffield, as well as Scott Price, and the current Chairman of the Solana board of directors, Mr. Ray Antony. Mr. Scott, Chairman of the Gran Tierra board of directors, will maintain his position as Chairman.

Commenting on the transaction Mr. Coffield stated, “We are very pleased to make this announcement and we expect the transaction will create a much more substantial company in a consolidating global industry while preserving Gran Tierra’s operating leadership. The combination creates a company with a 100 percent working interest in one of the most important oil discoveries in Colombia in recent years, the Costayaco field. The anticipated production and cash flow growth from Colombia will fund continued exploration on the resulting company’s combined land position, in addition to increasing the capability to undertake much larger and material new venture initiatives in the future.”

Mr. Price stated, “The combination of the two companies will not only consolidate a premium light oil asset in Colombia, but will also launch a substantive, well financed, South American focused entity with an enviable land position and a portfolio of opportunities across the risk spectrum. We believe this transaction will result in significant value accruing from the asset consolidation and resultant economies of scale.”

Summary of the Transaction

Under the terms of the Agreement, each Solana shareholder will receive either (i) 0.9527918 of a common share of Gran Tierra or; (ii) 0.9527918 of a common share of a Canadian subsidiary of Gran Tierra (an “Exchangeable Share”) for each common share of Solana held, which represents a premium of approximately 14.1 % to the 20 day weighted average trading price to July 28, 2008 of the Solana shares on the TSX Venture Exchange and Gran Tierra’s July 28, 2008, closing price on the Toronto Stock Exchange of CAD $5.73. The shares of the Canadian subsidiary of Gran Tierra: (i) will have the same voting rights, dividend entitlements and other attributes as Gran Tierra common stock; (ii) will be exchangeable, at each shareholder's option, on a one-for-one basis, into Gran Tierra common stock; and (iii) subject to compliance with the listing requirements of the Toronto Stock Exchange, will be listed on the Toronto Stock Exchange. The Exchangeable Shares will automatically be exchanged for Gran Tierra common stock five years from closing, and in certain other events.

The transaction will be completed pursuant to a statutory plan of arrangement pursuant to the Business Corporations Act (Alberta). Upon completion of the transaction, Solana will become an indirect wholly-owned subsidiary of Gran Tierra. The plan of arrangement will be accomplished on a tax deferred basis in Canada, but may be a taxable transaction for non-Canadian holders of Solana securities. On a fully diluted basis, upon the closing of the plan of arrangement, Solana securityholders will own approximately 49% of the combined company and Gran Tierra securityholders will own approximately 51% of the combined company.

The proposed transaction is subject to regulatory, stock exchange, court and shareholder approvals. Gran Tierra and Solana expect to hold shareholder meetings in October 2008. A joint proxy statement and management information circular is expected to be mailed to shareholders of the companies in September 2008. The parties have agreed to pay each other a termination fee of $21 million in certain circumstances and an expense reimbursement fee of $1.5 million in certain other circumstances.

Complete details of the plan of arrangement are set out in the agreement, which will be filed by Solana on SEDAR (www.sedar.com) and Gran Tierra on SEDAR and with the Securities and Exchange Commission (www.sec.gov).

Following the offer becoming or being declared unconditional in all respects and as soon as it is able to do so (subject to any applicable requirements of the AIM Rules), Gran Tierra will procure that Solana will apply to the London Stock Exchange for the cancellation of the admission of Solana shares to trading on AIM. A notice period of not less than 20 business days prior to the cancellation of trading will take effect upon the offer becoming or being declared unconditional in all respects. Cancellation of admission to trading on AIM is likely to reduce significantly the liquidity and marketability of any Solana shares in respect of which the offer has not been accepted. Gran Tierra will also seek to have the Solana shares delisted from the TSX Venture Exchange and to cease Solana being a reporting issuer under applicable Canadian securities laws.

Highlights of the Combined Entity

Management of Gran Tierra and Solana expect that the combination will provide many benefits, including the following:

-	Creation of a stronger South American oil producer with significant producing assets in Colombia;
-	Significant exploration portfolio properties in each of Colombia, Argentina and Peru;
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Consolidation of 100% of the working interest in the Costayaco field (95% economic interest excluding government royalties), a major light oil discovery made in Colombia in 2007, currently under delineation and development;

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An entity with a pro-forma enterprise value of approximately $1.35 billion based on Gran Tierra’s stock price on July 28, 2008, which is expected to result in enhanced liquidity and a more competitive cost of capital; and

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Strong pro-forma cash flows which are expected to allow the combined entity to internally finance the exploration and development of the Costayaco field, pursue other exploration opportunities on the combined company’s large undeveloped land base in Colombia, Argentina and Peru, and pursue additional new venture growth opportunities.

Key Pro Forma Operating and Financial Information for the Combined Entity

Some of the key pro forma and financial metrics for the combined company include the following:(1)

Estimated Combined 2008 Exit Production	15,000 boe/d
Pro-forma enterprise value (2)	$1.35 billion
Fully diluted shares outstanding	268.3 million
Pro-forma proven reserves(3)	18.4 MMboe
Pro-forma land base(4)
Colombia	1.5 million acres
Argentina	1.3 million acres
Peru	3.4 million acres
Notes:
1)	Represents current estimates of Gran Tierra and Solana management and is disclosed net after all royalties; “boe/d” is barrels of oil equivalent per day.
2)
Pro-forma enterprise value is equal to pro-forma fully diluted market capitalization plus estimated pro-forma net debt; pro-forma market capitalization is calculated based on July 28, 2008 Gran Tierra closing share price on the Toronto Stock Exchange of CAD $5.73 converted at today’s closing CAD/USD exchange rate of 1.0226; estimated net debt is calculated as debt less working capital and proceeds from the exercise of in-the-money dilutive instruments.

3)
Represents the sum of the independent reserves reports for Gran Tierra and Solana as at December 31, 2007, updated to reflect the mid-year 2008 reserve report for Costayaco prepared by GLJ Petroleum Consultants at the request of Gran Tierra, reported in millions of barrels of oil equivalent “MMboe” net after royalties.

4)	Represents the approximate net acreage for Gran Tierra and Solana, based on management’s current estimates.

Mr. Glenn Van Doorne, Chief Operating Officer of Solana, a Petroleum Geologist, and Mr. Dana Coffield, President and CEO of Gran Tierra, a Geologist, are the qualified persons who have reviewed the technical information contained in this news release.

Advisors

Blackmont Capital Inc. is acting as exclusive financial advisor to Gran Tierra with respect to the transaction and has verbally advised the board of directors of Gran Tierra that it is of the opinion, as of the date hereof, that the consideration to be offered by Gran Tierra pursuant to the proposed combination is fair, from a financial point of view, to Gran Tierra shareholders.

Tristone Capital Inc. is acting as exclusive financial advisor to Solana with respect to the transaction and has verbally advised the board of directors of Solana that it is of the opinion, as of the date hereof, that the consideration to be received by Solana shareholders is fair, from a financial point of view, to Solana shareholders.

Conference Call Information:

Gran Tierra and Solana will hold a joint conference call to review the transaction on Tuesday, July 29, 2008 at 11:00 a.m. Eastern Daylight Time. The call will be hosted by Mr. Dana Coffield, President and Chief Executive Officer of Gran Tierra, and Mr. Scott Price, President and Chief Executive Officer of Solana Resources. Interested parties may access the conference call by dialing (888) 713-4213 (domestic) or (617) 213-4865 (international), pass code # 95621291. The call will also be available via web cast at www.grantierra.com, or http://www.streetevents.com, or http://www.fulldisclosure.com

If you are unable to participate, an audio replay of the call will be available beginning two hours after the call and will be available until 11:59 p.m. on August 4, 2008, by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) using confirmation pass code 74702931.

About Gran Tierra Energy Inc.:

Gran Tierra is an international oil and gas exploration and production company operating in South America, headquartered in Calgary, Canada and is incorporated in the United States. The company holds interests in producing and prospective properties in Colombia, Argentina and Peru. The company has a strategy that focuses on growing a portfolio of producing properties, plus production enhancement and exploration opportunities to provide a base for future growth. Gran Tierra trades on the American Stock Exchange under the symbol “GTE” and on the Toronto Stock Exchange under the symbol “GTE”.

Additional information concerning Gran Tierra is available at www.grantierra.com, on SEDAR (www.sedar.com) and with the Securities and Exchange Commission (www.sec.gov).

About Solana Resources Limited:

Solana is an international resource company engaged in the acquisition, exploration, development and production of oil and natural gas. The company’s properties are located in Colombia, South America and are held through its wholly owned subsidiary, Solana Petroleum Exploration (Colombia) Limited. The Company is headquartered in Calgary, Alberta, Canada. Solana trades on the TSX Venture Exchange under the symbol “SOR” and on the AIM Exchange under the symbol “SORL”.

Additional information concerning Solana is available at www.solanaresources.com and on SEDAR (www.sedar.com)

Barrels of Oil Equivalent

Barrels of oil equivalent (boe) is calculated using the conversion factor of 6,000 cubic feet (“6Mcf”) of natural gas being equivalent to one barrel of oil. Boes may be misleading, particularly if used in isolation. A boe conversion ratio of 6 Mcf per barrel is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

Forward Looking Statements:

This press release includes "forward-looking statements" within the meaning of the U.S. federal and Canadian securities laws, including Canadian Securities Administrators’ National Instrument 51-102 Continuous Disclosure Obligations and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by such terms and phrases as “would”, “may”, “will”, “anticipates”, “expects” or “expected to” and other terms with similar meaning indicating possible future events or actions or potential impact on the businesses or shareholders of Gran Tierra Energy Inc. and Solana Resources Limited. Such statements include, but are not limited to, statements about the anticipated benefits, savings and synergies of the plan of arrangement, including future financial and operating results, the plans, objectives, expectations and intentions of the combined company, the future development of the combined company’s business, and the contingencies and uncertainties to which Gran Tierra and Solana may be subject prior to closing the transaction and other statements that are not historical facts. The press release also includes information that has not been reviewed by the independent auditors of Gran Tierra or Solana. There is no assurance that the proposed transaction contemplated in this press release will be completed at all, or completed upon the same terms and conditions described.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain required approvals of the plan of arrangement on the proposed terms and schedule; the failure of the shareholders of Solana to approve the plan of arrangement or the shareholders of Gran Tierra to approve the issuance of the Gran Tierra shares to the holders of Solana securities in the proposed transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the plan of arrangement may not be fully realized or may take longer to realize than expected; and disruption from the transaction making it more difficult to maintain relationships with regulatory agencies, employees or suppliers. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed by Gran Tierra with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site www.sec.gov and on SEDAR at www.sedar.com, as well as Solana’s continuous disclosure documents filed on Solana’s SEDAR profile at www.sedar.com.

All forward-looking statements in this press release are expressly qualified by information contained in each company's filings with regulatory authorities and subject to their obligations under applicable securities laws, neither company undertakes to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

Shareholders are urged to read the joint proxy statement/management information circular regarding the proposed transaction and the registration statement filed on Form S-3 by Gran Tierra when they become available, because they will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/management information circular, as well as other filings including the registration statement on Form S-3 containing information about Gran Tierra, without charge, at the Securities and Exchange Commission's internet site www.sec.gov. Copies of the joint proxy statement and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement and registration statement on Form S-3 can also be obtained, without charge, by directing a request to Gran Tierra at 1-800-916-4873.

The respective directors and executive officers of Gran Tierra and Solana and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Gran Tierra’s directors and executive officers is available in the 2007 Annual Report on Form 10-K/A filed with the Securities and Exchange Commission by Gran Tierra on May 12, 2008, and information regarding Solana’s directors and executive officers will be included in the joint proxy statement/management information circular. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

No regulatory authority has approved or disapproved the content of this release. Neither the TSX Venture Exchange nor the Toronto Stock Exchange accepts responsibility for the adequacy or accuracy of this release.